SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM 8-K


       Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) August 29, 1996



                     Vanguard Airlines, Inc.
      (Exact name of registrant as specified in its charter)



  Delaware                       0-27034            48-1149290
(State or other           (Commission              (I.R.S. Employer
 jurisdiction of               File Number)         Identification No.)
 incorporation)


              30 N.W. ROME CIRCLE, MEZZANINE LEVEL,
         KANSAS CITY INTERNATIONAL AIRPORT, KANSAS CITY,
                          MISSOURI 64153
   (Address of principal executive offices including zip code)



Registrant's telephone number, including area code (816) 243-2100




                                                      Page 1 of 4
                                                Exhibit at Page 4
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ITEM 5.   OTHER EVENTS.


          The Company issued a press release on August 29, 1996, announcing that the Nasdaq SmallCap Market has granted the Company conditional listing on the Nasdaq SmallCap Market and an extension of time until September 11, 1996 to satisfy net worth requirements for continued listing on the Nasdaq SmallCap Market. Effective
August 30, 1996, the symbol for the Company's securities will be changed from VNGD to VNGDC. The Company also announced the completion of a $5.2 million private placement of units of
securities, each unit consisting of the Company's common stock, par value $.001, and a redeemable common stock purchase warrant and that the Company estimates that it has raised to date approximately seventy percent (70%) of the equity financing required to satisfy
the Nasdaq net worth requirement.   A copy of the press release in
connection with these announcements is attached hereto as Exhibit 99.1.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


           Exhibits.

           99.1  Press release dated August 29, 1996.


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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Kansas City, State of Missouri, on August 29, 1996.


                     VANGUARD AIRLINES, INC.




                     By /s/ Robert J. McAdoo
                          Robert J. McAdoo
                          Chairman of the Board, President and
                          Chief Executive Officer

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            INDEX TO FINANCIAL STATEMENTS AND EXHIBITS


Exhibit                                       Sequential
Numbers              Description              Page Number

99.1                 Press release dated
                     August 29, 1996

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